                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12



                          CANYON RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 7, 2001

To Our Shareholders:

        The Annual Meeting of Shareholders ("Meeting") of Canyon Resources Corporation (the "Company"), a Delaware corporation, will be held at 3:00 p.m. (Mountain daylight time) on Thursday, June 7, 2001, at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the following purposes:

        1.     To elect one director of the Company, for a three-year term.

        2. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 25, 2001, are entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours for a period of 10 days prior to the Meeting at the Company's headquarters, 14142 Denver West Parkway, Suite 250, Golden, Colorado.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                            By Order of the Board of Directors



                                            Gary C. Huber
                                            Corporate Secretary
Golden, Colorado
April 30, 2001


================================================================================
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

        Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY
================================================================================

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 2001

        This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Meeting") of the Company. The Meeting will be held on June 7, 2001, at 3:00 p.m. (Mountain daylight time) at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.

        All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the nominee for director named in this Proxy Statement, and in the proxy holders' discretion on such other business as may properly come before the Meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the Meeting and voting in person.

        This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about April 30, 2001. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.


                                VOTING SECURITIES

        All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on April 25, 2001, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on April 25, 2001, there were 13,351,850 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present, the nominee receiving the highest number of votes cast will be elected as director.

        An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of April 25, 2001, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee for director of the Company, by each executive officer named in the table titled "Summary Compensation Table," which appears elsewhere in this Proxy Statement, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.


              NAME OF                   TYPE OF       NUMBER OF    PERCENT OF
         BENEFICIAL OWNER              OWNERSHIP       SHARES         CLASS
----------------------------------- --------------- ------------- -------------

     Richard H. De Voto               Record and       342,675(1)     2.5%
                                      Beneficial

     Gary C. Huber                    Record and       175,641(2)     1.3%
                                      Beneficial

     Steven W. Banning                Record and                        *
                                      Beneficial        33,333(3)

     Richard T. Phillips              Record and                        *
                                      Beneficial        52,500(4)

     Leland O. Erdahl                 Record and                        *
                                      Beneficial        26,073(5)

     David K. Fagin                   Record and                        *
                                      Beneficial        50,000(6)

     Richard F. Mauro                 Record and                        *
                                      Beneficial        17,500(7)

     All Officers & Directors as a    Record and       697,722        5.0%
     Group (7 persons)                Beneficial

                                                                  * Less than 1%

(1) This number includes (i) 2,430 shares owned of record; (ii) 140,157 shares held by the Richard H. De Voto Trust No. 1; (iii) 88 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 25,000 shares at an exercise price of $12.00 per share; (v) an option to purchase 12,500 shares at an exercise price of $6.52 per share; (vi) an option to purchase 11,250 shares at an exercise price of $10.24 per share; (vii) an option to purchase 75,000 shares at an exercise price of $1.00 per share;
     (viii) an option to purchase 38,750 shares at an exercise price of $4.75 per share; and (ix) an option to purchase 37,500 shares at an exercise price of $1.00 per share.

(2) This number includes (i) 51,891 shares owned of record; (ii) an option to purchase 12,500 shares at an exercise price of $12.00 per share; (iii) an option to purchase 7,500 shares at an exercise price of $6.52 per share;
     (iv) an option to purchase 10,000 shares at an exercise price of $10.24 per share; (v) an option to purchase 50,000 shares at an exercise price of $1.00 per share; (vi) an option to purchase 18,750 shares at an exercise price of $4.75 per share; and (vii) an option to purchase 25,000 shares at an exercise price of $1.00 per share.

(3) This number includes an option to purchase 33,333 shares at an exercise price of $1.00 per share.

(4) This number includes (i) an option to purchase 3,750 shares at an exercise price of $12.00 per share; (ii) an option to purchase 6,250 shares at an exercise price of $10.24 per share; (iii) an option to purchase 25,000 shares at an exercise price of $1.00 per share; (iv) an option to purchase 5,000 shares at an exercise price of $4.75 per share; and (v) an option to purchase 12,500 shares at an exercise price of $1.00 per share.

(5) This number includes (i) 13,573 shares owned of record; (ii) an option to purchase 2,500 shares at an exercise price of $13.24 per share; (iii) an option to purchase 2,500 shares at an exercise price of $12.00 per share;
     (iv) an option to purchase 2,500 shares at an exercise price of $3.24 per share; (v) an option to purchase 2,500 shares at an exercise price of $0.64 per share; and (vi) an option to purchase 2,500 shares at an exercise price of $1.00 per share.

(6) This number includes an option to purchase 50,000 shares at an exercise price of $0.75 per share.

(7) This number includes (i) an option to purchase 12,500 shares at an exercise price of $0.52 per share; (ii) an option to purchase 2,500 shares at an exercise price of $0.64 per share; and (iii) an option to purchase 2,500 shares at an exercise price of $1.00 per share.


                              ELECTION OF DIRECTORS

     On June 26, 2000, David K. Fagin was appointed a Director of the Company to fill a vacant position on the Board.

     The Company's Bylaws provide that the number of members of the Board shall be five, divided into three classes. Cumulative voting in election of directors is not permitted. Directors are elected by plurality vote of the shares represented at the Meeting.

     One Director, Richard H. De Voto, has been nominated for re-election at the Meeting. UNLESS AUTHORITY IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THIS DIRECTOR, TO SERVE FOR A THREE-YEAR TERM OR UNTIL HIS RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

                             OFFICERS AND DIRECTORS

     The following table lists the names, ages, and positions of the executive officers and directors of the Company as of April 25, 2001. Directors are divided into classes, each of which is elected to serve for three years, with one class being elected each year. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

                                                                              DIRECTORS' TERMS
      NAME                     AGE                 POSITION                        EXPIRE
------------------             ---    -----------------------------------     ----------------
Richard H. De Voto             66     President, Director and Chairman of           2001
                                      the Board

Gary C. Huber                  49     Vice President-Finance, Corporate             2003
                                      Secretary and Director

Leland O. Erdahl               72     Director                                      2003

David K. Fagin                 63     Director                                      2002

Richard F. Mauro               56     Director                                      2002

Steven W. Banning              49     Vice President-Operations

Richard T. Phillips            46     Treasurer

        DR. RICHARD H. DE VOTO was a founder of the Company and has been a Director of the Company since its formation in 1979. Dr. De Voto served as President of the Company from September 1979 to April 1985, and became President again in April 1987. He is President of CR Montana Corporation, CR Briggs Corporation, and CR International Corporation, each wholly owned subsidiaries of the Company. Dr. De Voto is Professor Emeritus of Geology at the Colorado School of Mines, where he taught from 1966 to 1987. Dr. De Voto was a founder of the private Australian mining firm, Canyon Resources Proprietary Ltd., which later became Delta Gold N.L., a publicly listed company of which he was a Director from 1983 to 1989.

        GARY C. HUBER was a founder of the Company and served as Corporate Secretary of the Company from inception in 1979 through June 1986, as Treasurer from 1980 through December 1991, as Vice President from April 1985 to April 1987, and as Vice President-Finance since April 1987. He was elected as a Director of the Company in June 1985 and served as President of CR Minerals Corporation, a wholly owned subsidiary of the Company. Dr. Huber has been responsible for the financial operations of the Company since its inception and currently serves as Corporate Secretary.

        LELAND O. ERDAHL has been a Director of the Company since February 1986. He served as President and CEO of Stolar, Inc., a privately held service and communication supply company for the mining industry, from July 1987 to September 1991, and as President and CEO of Albuquerque Uranium Corporation, a privately held company engaged in the production and sale of uranium from November 1987 to January 1992. Mr. Erdahl also served as a Vice President and Chief Financial Officer of Amax Gold Inc. from March 1997 to June 1998, and currently serves as President and CEO of Nord Pacific Limited and as a Director of Hecla Mining Company and Uranium Resources, Inc., both publicly held mineral resources companies. Mr. Erdahl also has served as a trustee of a group of John Hancock Mutual Funds, all publicly held investment entities.

        DAVID K. FAGIN has been a Director since June 2000. From May 1992 to May 1996, Mr. Fagin served as Chairman and CEO of Golden Star Resources Ltd. and from then to January 1998 as non-executive Chairman of Golden Star Resources Ltd. From July 1997 to February 2000, he also served as Chairman and CEO of Western Exploration and Development Ltd., a privately held exploration company, and since February 2000, he has served as a consultant. Mr. Fagin has also served as President and Director of Homestake Mining Company, President of Rosario Resources Corporation, and Vice President of AMAX Inc. He currently serves as a Director of Dayton Mining Corporation, Golden Star Resources Ltd. and Miranda Mining Corporation, publicly held mining companies, as well as a Director or Trustee for a number of public mutual funds managed by T. Rowe Price.

        RICHARD F. MAURO was appointed a Director of the Company on April 9, 1999 to fill the unexpired term of Mr. Parks. He was a co-founder and served as Executive Vice President of Castle Group, Inc., an investment management firm, from 1992 to 1997. From 1997 to 1999, he served as a consultant and attorney in private law practice and since 1999, Mr. Mauro has served as a partner in the law firm of Moye, Giles, O'Keefe, Vermeir and Gorrell LLP. In 1985 he co-founded the law firm Parcel Mauro and served as President. He was former President of Sundance Oil Exploration Company in 1985. Currently, he serves as a Director of Glencar Mining PLC.

        STEVEN W. BANNING was appointed Vice President-Operations in November 2000. Mr. Banning directs all mining operations and mine development activities of the Company. He has extensive experience in mining operations, development, and management, having served as President and CEO of Southern Era Resources Limited from March to June of 2000, and from November l995 to March 2000, as President and CEO of Golden Queen Mining Company, Ltd. Mr. Banning has also served as Vice President, Development and Vice President, Operations of Pegasus Gold Corporation where he was responsible for the development of several gold operations. Earlier in his career, he worked in various metallurgical and engineering positions for other mining companies.

        RICHARD T. PHILLIPS was appointed Treasurer of the Company in December 1991. Initially joining the Company as Controller in July 1991, he is responsible for the Company's cash management, risk management, and financial reporting functions. From 1988 to 1991, Mr. Phillips served as Controller for Western Gold Exploration and Mining Company, a gold mining partnership between Minorco and Inspiration Resources Corporation.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

                          BOARD MEETINGS AND COMMITTEES

        During the Company's 2000 fiscal year, the Board met five times. All of the Directors were present or attended by conference call for 75% or more of the meetings of the Board and committees upon which they served that were held during their individual incumbencies.

        The Company's Audit Committee ("Audit Committee") is comprised of Messrs. Erdahl, Fagin and Mauro, all independent Directors as defined by the American Stock Exchange Listings Standards. The Audit Committee reviews the independent public accountants' reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, and annual financial statements. The Audit Committee also recommends the choice of independent public accountants to the full Board. Two Audit Committee meetings were held in 2000.

        The Company's Board of Directors has adopted a written charter for the Audit Committee. In compliance with SEC rules, the Charter of the Audit Committee is included in Appendix A.

        The Company's Compensation Committee ("Compensation Committee") is currently comprised of Messrs. Erdahl, Fagin and Mauro, with Dr. De Voto as a non-voting member. The Compensation Committee reviews and makes recommendations to the Board concerning the salaries paid to the Company's officers. The Compensation Committee held one meeting in 2000.

        The Company has no nominating or executive committee.


                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors has oversight responsibility for the Company's financial reporting processes and the quality of its financial reporting. The specific responsibilities are outlined in the Audit Committee Charter. A copy of the charter is included in Appendix A to this proxy statement.

        Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

        In connection with the December 31, 2000, financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management, (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1 and discussed with the auditors the auditors' independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

                                             Audit Committee

                                             Leland O. Erdahl, Chairman
                                             David K. Fagin
                                             Richard F. Mauro

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP has been the independent accounting firm that audits the financial statements of Canyon Resources Corporation and its subsidiaries since 1979. In accordance with standing policy, PricewaterhouseCoopers LLP periodically changes the personnel who work on the audit.

        In addition to performing the audit of the Company's annual consolidated financial statements, PricewaterhouseCoopers LLP provided other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

               Audit fees for audit and review of
               the Company's 2000 financial
               statements                                         $90,000

               Financial information systems
               design and implementation fees                     $     0

               All other fees                                     $12,300

        The Audit Committee reviews summaries of the services provided by PricewaterhouseCoopers LLP and the related fees and has considered the independence of PricewaterhouseCoopers LLP. Representatives from this firm will be at the annual meeting to answer any appropriate questions and will have the opportunity to make a statement if they desire to do so. The Board of Directors has selected PricewaterhouseCoopers LLP as auditor for the 2001 audit.


                             EXECUTIVE COMPENSATION

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Leland O. Erdahl, David K. Fagin, Richard F. Mauro and Richard
H. De Voto currently serve as the Compensation Committee for the Board. Dr. De Voto, the President of the Company, is a non-voting member of the Compensation Committee. Other than Dr. De Voto, no committee member is an officer or employee of the Company or any of its subsidiaries.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

        OVERALL POLICY

        Salary compensation of the Company's executive officers is determined by the Board. The Compensation Committee is responsible for considering specific information and making recommendations to the full Board. The Compensation Committee voting membership is comprised of three outside directors appointed annually by the Board. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans, and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

        In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, corporate performance, stock price appreciation, and total return to shareholders for the Company as well as a peer group of public North American gold-mining companies. The peer group of companies used for compensation analysis includes many of the selected peer group identified in the Performance Graph set forth below.

        The Compensation Committee recommends to the Board compensation levels for the President (Chief Executive Officer) and other officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of Richard H. De Voto, the Company's Chief Executive Officer and non-voting member of the Committee.


        SALARIES

        The key elements of the Company's executive compensation consist of base salary, an incentive compensation plan, and stock options. The Board acts on salary levels of officers and on the incentive compensation plan, and the Compensation Committee makes recommendations on employee stock option awards.

        Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other similar mining companies.

        The salary levels of the Chief Executive Officer and other officers of the Company for the following calendar year are generally established by the Board at its December meeting. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In a particular business unit, such unit's financial, operating, cost containment, and productivity results are also considered. The Compensation Committee, where appropriate, also considers other performance measures, such as increase in market share, safety, environmental awareness, and improvements in relations with shareholders, employees, the public, and government regulators.

        Gold prices maintained their historic lows during 2000. This was a difficult year for the Company due to the continuing low gold prices (average $279/oz) and the fact that the Briggs Mine produced gold from the lowest grade ores mined during its history. The Compensation Committee and the Board did consider that the Company was successful in spite of the low gold prices in the areas of lowering operating costs, improving liquidity and undertaking to maintain and advance its important non-producing gold assets. The Briggs Mine matched the record gold production of the prior year and the mine permit was successfully amended to allow for development of two new satellite gold ore deposits. Two separate lawsuits were filed in connection with the large McDonald and Seven-Up Pete deposits. These actions were important steps in obtaining value from the project. The Company also initiated a successful private placement of equity.

        The Compensation Committee believes that the Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and dedicated to the growth in shareholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive stock options in the Company. Because of the extended pricing problems facing the gold industry and the Company, no increases in annual cash compensation have been granted since April 1, 1996 to Messrs. De Voto and Huber. Mr. Phillips' base salary for 2000 remained the same as in the prior year. Stock options were, however, granted to officers with the view that such awards align their interest directly with that of the shareholders.


        INCENTIVE COMPENSATION PLAN

        The Company's Board of Directors is committed to providing a strong incentive compensation opportunity to encourage and reward superior performance. Corporate objectives are to build a team-driven environment which will result in increased mineral production, cash flow and profitability by means of development of current reserves and discovery of new mineral deposits. On January 1, 1997, a performance-driven, variable pay Incentive Compensation Plan was implemented by the Board, designed to measure and reward executive officer's performance based on several key performance indicators. The indicators used to measure performance include (1) annual share price change compared to a peer group of companies, (2) cash flow, (3) net income per share, (4) ounces of gold produced, (5) total mineable (profitable) ounces of gold reserves, (6) successful completion of merger and/or acquisition transactions, and (7) discretionary critical behavior as determined by the President.

        The Board of Directors feels that by moving from a "fixed" base pay compensation structure to a structure with more emphasis on "variable" incentive pay, a corporate environment will be created which is goal-oriented, results-driven, profit-focused, time sensitive and entrepreneurial. No payments have been made under this plan.


        STOCK OPTIONS

        Under the Company's Non-Qualified Stock Option Plan ("Non-Qualified Plan") and the Incentive Stock Option Plan ("ISO Plan"), stock options are granted to the Company's key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee sets the size of the stock option grants based on factors, including competitive compensation data, similar to those used to determine salaries.

        Stock options are intended to align the interests of the executives with those of the shareholders. To date, all stock options granted from either the Non-Qualified Plan or the ISO Plan are granted with an exercise price equal to the market price of the Common Stock on the date of grant and are generally exercisable over a 2-5 year period for the ISO Plan, or exercisable during any period up to 5 years for the Non-Qualified Plan. This approach is designed to provide executive incentive for creation of additional shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.

        CONCLUSION

        The Company's executive compensation is linked to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, and in particular the depressed gold prices, from time to time may result in an imbalance for a particular period.

        This Report has been provided by the Compensation Committee.

                                  Leland O. Erdahl(1)
                                  David K. Fagin(1)
                                  Richard F. Mauro(1)
                                  Richard H. De Voto(2)

(1)    Member of Compensation Committee
(2)    Non-voting member of Compensation Committee


                            COMPENSATION OF OFFICERS

     The following tables show compensation during the fiscal years ended December 31, 2000, 1999 and 1998, and option grants and option exercises during the fiscal year ended December 31, 2000, of those persons who were, at December 31, 2000 (i) the Chief Executive Officer and (ii) the three other most highly compensated executive officers of the Company whose total compensation exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                     Annual         Long-term
                                  Compensation     Compensation
                                  -----------------------------
                                                      Awards
                                                   ------------
                                                    Securities
                                                    Underlying          All Other
     Name and                        Salary           Options         Compensation
Principal Position     Year            ($)              (#)              ($)(1)
------------------     ----          -------       ------------       ------------
Richard H. De Voto     2000          200,000           75,000             5,100
President, CEO         1999          200,000           75,000             4,800
                       1998          200,000           37,500             4,800

Gary C. Huber          2000          152,250           50,000             4,567
Vice President-        1999          152,250           50,000             4,800
   Finance             1998          152,250           25,000             4,289


Richard T. Phillips    2000          100,000           25,000             3,000
Treasurer              1999          100,000           25,000             3,000
                       1998           97,500           12,500             2,925


(1) Amounts included in All Other Compensation were paid pursuant to the Company's 401(k) plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential Realizable Value at
                                                                                                          Assumed Annual Rates of
                                                                                                          Stock Price Appreciation
                              INDIVIDUAL GRANTS                                                               for Option Term
----------------------------------------------------------------------------------------------         -----------------------------
                         Number of Securities   Percent of Total
                          Underlying Options   Options Granted to    Exercise or
                                Granted        Employees in Fiscal   Base Price     Expiration
       Name                       (#)              Year 2000           ($/Sh)          Date              5% ($)            10% ($)
------------------       --------------------  -------------------   -----------    ----------         ---------          ----------
Richard H. De Voto             75,000(1)              27.2              1.13          12/13/05            23,415            51,741

Gary C. Huber                  50,000(1)              18.1              1.13          12/13/05            15,610            34,494

Richard T. Phillips            25,000(1)               9.1              1.13          12/13/05             7,805            17,247


(1) Options were granted on December 14, 2000, at an exercise price equal to the Common Stock closing price as quoted on AMEX on the grant date.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES (1)


                            Number of Securities Underling            Value of Unexercised
                                Unexercised Options                    In-The-Money Options
                                    at FY-End (#)                          at FY-End ($)
                            ------------------------------        -------------------------------
      Name                  Exercisable      Unexercisable        Exercisable       Unexercisable
------------------          -----------      -------------        -----------       -------------
Richard H. De Voto            200,000            75,000                 -                 -

Gary C. Huber                 123,750            50,000                 -                 -

Richard T. Phillips            52,500            25,000                 -                 -



(1) Based on the closing price of $1.00 of Common Stock as quoted on AMEX December 31, 2000.

     No options were exercised during 2000.

                             SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total shareholder return on the Company's Common Stock for the period December 31, 1995, through December 31, 2000, compared to the cumulative total return of three other stock market indices: 1) the AMEX Market Value Index, 2) an index comprised of a group of peer companies engaged in precious metal mining, and 3) the Standard and Poor's Gold Index.

        The peer group of North American mining companies includes data from nine companies, all of which are listed on NASDAQ, AMEX, or NYSE. The nine companies are: Kinross Gold Corporation, Bema Gold Corporation, Coeur d'Alene Mines Corporation, Crown Resources Corporation, Dayton Mining Corporation, Glamis Gold Ltd., Hecla Mining Company, Sunshine Mining and Refining Company, and Vista Gold Corp. The Standard and Poor's Gold Index includes data from five large North American gold mining companies: Barrick Gold Corporation, Battle Mountain Gold Company, Homestake Mining Company, Newmont Gold Company, and Placer Dome Inc.





                               [Performance Graph]



----------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                              12/29/95    12/31/96    12/31/97    12/31/98    12/31/99    12/29/00
----------------------------------------------------------------------------------------------------
CANYON RESOURCES              $100.00     $107.70     $ 46.13     $ 10.25     $ 12.81     $ 10.25
----------------------------------------------------------------------------------------------------
S&P GOLD                      $100.00     $ 99.25     $ 65.23     $ 57.20     $ 55.13     $ 45.40
----------------------------------------------------------------------------------------------------
AMEX MARKET VALUE INDEX       $100.00     $106.40     $129.05     $131.30     $169.61     $176.81
----------------------------------------------------------------------------------------------------
PEER GROUP                    $100.00     $ 90.50     $ 42.11     $ 25.05     $ 17.21     $  7.19
----------------------------------------------------------------------------------------------------

                            COMPENSATION OF DIRECTORS

        During 2000, the Company paid its Directors who are not officers, employees, or otherwise retained by the Company an annual Director's fee of $5,000, plus $1,000 for each attended meeting of the Board ($250 for each telephonic meeting) and $500 for each Compensation and Audit Committee meeting. The Chairman of the Audit Committee received an additional $2,000 of compensation. The Company reimburses its Directors for expenses incurred in attending meetings.

        During 2000, Leland O. Erdahl and Richard F. Mauro, were each granted options to purchase 2,500 shares of Common Stock at an exercise price of $1.00 per share that are exercisable as of June 8, 2001 and which expire on June 7, 2005. David K. Fagin was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $0.75 per share that is exercisable at the date of grant and which expires on July 4, 2005. The options were granted under the Company's Non-Qualified Stock Option Plan with an exercise price equal to the closing market price of the Common Stock on the date of grant.


        CHANGE IN CONTROL ARRANGEMENT

        The Company has entered into employment agreements with certain executive employees, including Messrs. De Voto, Huber, Banning and Phillips which are only effective in the event of a "change in control" of the Company, as defined in the employment agreements. Upon the occurrence of such a change in control, the Company has agreed to continue the executives' employment and the executives have agreed to remain in the Company's employ for a period ranging from six to twenty-four months after such change in control (the "Employment Period"). During the Employment Period, the executive shall receive a prorated annual base salary at least equal to twelve times the highest monthly base salary paid to the executive by the Company during the twelve-month period immediately preceding the month in which the change of control occurs. Further, under the agreement, the executive may terminate the employment agreement for "good reason." If terminated for good reason, the executive is entitled to receive any accrued obligations to such executive plus the executive's salary payable for the remainder of the Employment Period. "Good reason" is defined in the agreement to include: (i) a significant diminution of the executive's duties, (ii) a failure of the Company to pay salary and other amounts due under the agreement, (iii) requiring the executive to move beyond a 20 mile radius of the Company's principal office, (iv) an unauthorized termination of the executive, or (v) failure of the Company to require any successor company to honor the provisions of the employment agreement.


                              SHAREHOLDER PROPOSALS

        Proposals by shareholders of the Company to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than January 7, 2002, to be included in the Company's Proxy Statement and proxy for that meeting. If a shareholder intends to submit a proposal at the meeting that is not included in the Company's proxy statement, and the shareholder fails to notify the Company prior to March 18, 2002 of such proposal, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $2,000.00 in value of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                                  ANNUAL REPORT

        The Annual Report to Shareholders concerning the operation of the Company during the fiscal year ended December 31, 2000, including audited financial statements for the year then ended, has been enclosed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.


                                  OTHER MATTERS

        The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgement.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 25, 2001. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY'S SECRETARY, C/O CANYON RESOURCES CORPORATION, 14142 DENVER WEST PARKWAY, SUITE 250, GOLDEN, COLORADO 80401.

                                              By Order of the Board of Directors



                                              Gary C. Huber
April 30, 2001                                Corporate Secretary

                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

The purpose of the Audit Committee is to assist the Board of Directors in discharging its responsibilities with respect to the accounting policies, internal controls, and financial reporting of the Company. The Audit Committee is also responsible for monitoring compliance with applicable laws and regulations, standards of ethical business conduct, and the systems of internal controls. The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.


MEMBERSHIP REQUIREMENTS

The Audit Committee shall consist of at least three directors, all of which must be independent. Each member is to be financially literate and at least one member must have accounting or related financial management expertise. Audit Committee members will be appointed annually. The guidelines issued by the Securities and Exchange Commission will be followed to determine independence. Statements regarding independence shall be submitted by each member of the Audit Committee annually, prior to their appointments.

Independent restrictions can be overridden by the Board of Directors should they determine that membership on the Audit Committee by the individual is in the best interest of the Corporation and its shareholders. The Board will disclose in the subsequent proxy statements, the nature of the relationship that makes that individual not independent and the reasons for the Board's determination to appoint the Director to the Audit Committee.


RESPONSIBILITIES

The Audit Committee has the following responsibilities and reporting requirements:

        (2) The Audit Committee shall meet on a regular basis and call special meetings as circumstances require.

        (3) The Audit Committee shall report its activities to the Board on a regular basis, such as after each meeting, so that the Board is kept informed of its activities on a current basis.

        (4) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        (5) Assure that the Charter is published in the proxy statement at least once every three years.

        (6) Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Corporation, its divisions and its subsidiaries.

        (7) Receive periodic reports and/or disclosures from the independent auditors required by ISB Standard No. 1 delineating all relationships with the Company, review any disclosed relationships that may impact the objectivity and independence of the auditors, and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

        (8) Approve the fees of the independent auditors budgeted for each year.

        (9) Evaluate the performance of the independent auditors, making recommendations to the Board accordingly.

        (10) Review with management and the independent auditors, the Company's annual financial statements, related footnotes and Management's Discussion and Analysis of Financial Condition and Results of Operations.

        (11) Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

        (12) Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors. Discussions should also include communication of any matters as required by SAS 61.

        (13) Review with management and the independent auditors major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

        (14) Review with the independent auditors and the Company's financial management, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new and more detailed controls or procedures are desirable.

        (15) Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

        (16) Review, with the Company's outside counsel when appropriate, any legal matters that may have a material impact on the organization's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

        (17) Review with the independent auditor any problems or difficulties the auditors may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work including any restrictions on the scope of activities or access to required information, any changes required in the planned scope of the internal audit, and the internal audit department responsibilities, budget and staffing.

        (18) Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's By-Laws and other adopted policies and procedures.

        (19) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        (20) The Audit Committee shall instruct the independent auditors that, if any significant problems are uncovered or if there are any areas that require its special attention, the chairman of the Audit Committee is to be so advised.

        (21) The Audit Committee shall obtain from management explanations for all significant variances in the financial statements between years. The Audit Committee should consider whether the data are consistent with the Management's Discussion and Analysis (MD&A) section of the annual report.

        (22) The Audit Committee shall determine the open years on federal income tax returns and whether there are any significant items that have been or might be disputed by the IRS, and inquire as to the status of the related tax reserves.

        (23) The Audit Committee and the Board of Directors shall consider whether the independent auditors should meet with the full Board to discuss any matters relative to the financial statements and to answer any questions that other Directors may have.

        (24) Complete the required communication with the Securities and Exchange Commission or other regulatory agencies regarding member independence, member expertise, and annual review and reassessment of the Charter.

        (25) Investigate any matter brought to the Audit Committee's attention within the scope of its duties, with the power to retain outside counsel, accountants, or others to assist in the conduct of the investigation if the Audit Committee deems appropriate.

                                     (Front)

PROXY                     CANYON RESOURCES CORPORATION                     PROXY
                      14142 Denver West Parkway, Suite 250
                            Golden, Colorado 80401

The undersigned holder of Common Stock acknowledges receipt of Notice of an Annual Meeting of Shareholders of Canyon Resources Corporation, hereby appoints Richard H. De Voto and Gary C. Huber, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Canyon Resources Corporation held of record by the undersigned on April 25, 2001, at the Annual Meeting of Shareholders to be held on June 7, 2001, or at any adjournment thereof, with respect to the following:

        ELECTION OF DIRECTOR - Nominee - Richard H. De Voto

               [ ]  FOR                       [ ] WITHHOLD AUTHORITY

IF AUTHORITY IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

                  (Continued and to be signed on reverse side.)






                                     (Back)



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF RICHARD H. DE VOTO AS A DIRECTOR, AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                               DATE:
                                    --------------------------------------------

                               -------------------------------------------------
                               SIGNATURE

                               -------------------------------------------------
                               SIGNATURE IF HELD JOINTLY

                               (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S). IF MORE THAN ONE NAME APPEARS BECAUSE OF JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN.)